DYNAMIC ALTERNATIVES FUND - Written Consent (approval of POA) - Power of Attorney

Appendix A

Power of Attorney

The undersigned Trustee of the Dynamic Alternatives Fund, a Delaware statutory trust, hereby revokes all previous appointments and constitutes and appoints Jeffrey G. Wilkins and William B. Leuby, with full power to act without the other and with full power of substitution of re-substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, and on his or her behalf, in any and all capacities, the following documents: (1) the Registration Statement on Form N-2, including any pre-effective amendments and/or any post effective amendments thereto and any other filings in connection therewith, and to file the same, with all exhibits and any other documents in connection therewith, under the Securities Act of 1933, as amended (the “1933 Act”), or the Investment Company Act of 1940, as amended (the “1940 Act”), or otherwise, with respect to the registration of the Fund under the 1940 Act and the registration and offering of the Fund’s shares of beneficial interest under the 1933 Act; and (2) Forms 3, 4 and 5, including any amendments thereto, and to file the same, with all exhibits and any other documents in connection therewith, under the Securities Exchange Act of 1934, as amended; granting to each such attorney-in-fact and agent full power of substitution and revocation in the premises; and ratifying and confirming any and all that each such attorney-in-fact and agent, or any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this POWER OF ATTORNEY, effective as of this 22nd day of January, 2025.

/s/ Jeffrey G. Wilkins	/s/ Michael S. Jordan
Jeffrey G. Wilkins	Michael S. Jordan

/s/ Jeremy M. Getson	/s/ Carrie J. Thome
Jeremy M. Getson	Carrie J. Thome